                                                                     EXHIBIT 3.7

                          CERTIFICATE OF INCORPORATION
                                       OF
                          IESI NJ RECYCLING CORPORATION

          1.   The name of the corporation (the "Corporation") is:

                 IESI NJ RECYCLING CORPORATION

          2. The address of its registered office in the State of Delaware is 1013 Centre Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

          3. The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

          4. The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock, par value $.01 per share.

          5.   The name and mailing address of the incorporator is as follows:

                 Stephen B. Selbst
                 McDermott, Will & Emery
                 50 Rockefeller Plaza
                 New York, New York 10020

          6. In furtherance and not in limitation of the powers conferred by statute, the by-laws of the Corporation may be made, altered, amended or repealed by the stockholders or by a majority of the entire board of directors.

          7. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code upon the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 210 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all stockholders or class of stockholders of this Corporation, as the case may be, AND also on this Corporation.

          8.   Elections of directors need not be by written ballot.

          9. (a) The Corporation shall indemnify to the fullest extent permitted under and in accordance with the laws of the State of Delaware any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil or criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of or in any other capacity with another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation. and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

               (b) Expenses incurred in defending a civil or criminal action, suit or proceeding shall (in the case of any action, suit or proceeding against a director of the Corporation) or may (in the case of any action, suit or proceeding against an officer, trustee, employee or agent) be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Paragraph.

               (c) The indemnification and other rights set forth in this Paragraph shall not be exclusive of any provisions with respect thereto in the by-laws or any other contract or agreement between the Corporation and any officer, director, employee or agent of the Corporation.

               (d) Neither the amendment nor repeal of this paragraph 9, subparagraph (a), (b) or (c), nor the adoption of any provision of this Certificate of Incorporation inconsistent with paragraph 9, subparagraph 9(a),
(b) or (c), shall eliminate or reduce the effect of this paragraph 9, subparagraph (a), (b) or (c), in respect of any matter occurring before such amendment, repeal or adoption of an inconsistent provision or in respect of any cause of action, suit or claim relating to any such matter which would have given rise to a right of indemnification or right to receive expenses pursuant to this paragraph 9, subparagraph 9(a), (b) or (c), if such provision had not been so amended or repealed or if provision inconsistent therewith had not been so adopted.

               (e) No director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director (1) shall be liable under Section 174 of the General Corporation Law of the State of Delaware or any amendment thereto or successor provision thereto, or (2) shall be liable by reason that, in addition to any and all other requirements for liability, he:

                    (i) shall have breached his duty of loyalty to the Corporation or its stockholders;

                    (ii) shall not have acted in good faith or, in failing to act, shall not have acted in good faith;

                    (iii) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to so act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or

                    (iv)   shall have derived an improper personal benefit.

          If the General Corporation Law of the State of Delaware is amended after July 21, 1998 to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

          THE UNDERSIGNED, being the incorporator herein before named. for the purpose of forming a Corporation pursuant to the General Corporation Law of the State of Delaware makes this Certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true and, accordingly, bas hereunto set his hand this 24th day of July, 1998.

                                          /s/ Stephen B. Selbst
                                          ---------------------------
                                          Stephen B. Selbst
                                          Incorporator

                              CERTIFICATE OF MERGER
                                       OF
                     COOPERATIVE RECYCLING COMPANY, L.L.C.,
                                  WITH AND INTO
                         IESI NJ RECYCLING CORPORATION,
                     (PURSUANT TO SECTION 264 OF THE GENERAL
                    CORPORATION LAW OF THE STATE OF DELAWARE
                           AND SECTION 20b.(1) OF THE
                    NEW JERSEY LIMITED LIABILITY COMPANY ACT)

          Pursuant to the provisions of Section 264 of the General Corporation Law of the State of Delaware and Section 20b.(1) of the New Jersey Limited Liability Company Act, the undersigned hereby certifies that:

          1. The name and state of formation or incorporation of each of the constituent entities are: Cooperative Recycling Company, L.L.C., a New Jersey limited liability company ("Core"), and IESI NJ Recycling Corporation, a Delaware corporation.

          2. An agreement of merger, dated as of October 1, 1998 (the "Merger Agreement") has been approved, adopted, certified, executed and acknowledged by Core and IESI NJ Recycling Corporation in accordance with the provisions of Section 264(b) of the General Corporation Law of the State of Delaware and Section 20b.(1) of the New Jersey Limited Liability Company Act.

          3. The name of the surviving entity is IESI NJ Recycling Corporation, a Delaware corporation.

          4. The certificate of incorporation of IESI NJ Recycling Corporation, as in effect immediately prior to the consummation of the merger, shall be the certificate of incorporation of the surviving corporation.

          5. The executed Merger Agreement is on file at the principal place of business of IESI NJ Recycling Corporation, which is located at 2 Commerce Street, Bayonne, New Jersey 07002.

          6. A copy of the Merger Agreement will be furnished by IESI NJ Recycling Corporation, on request and without cost, to any stockholder of IESI NJ Recycling Corporation and to any member of Core.

          IN WITNESS WHEREOF, each of IESI NJ Recycling Corporation, a Delaware corporation, and Cooperative Recycling Company, L.L.C., have caused this certificate to be signed by their duly authorized officers, on the 1st day of October, 1998.

                                          IESI NJ RECYCLING CORPORATION


                                          By: /s/
                                              -----------------------------
                                          Title: District Manager

                                          COOPERATIVE RECYCLING COMPANY, L.L.C.


                                          By: /s/ Jeffrey J. Keenan
                                              -----------------------------
                                          Title: Manager

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                              UNDER SECTION 242 OF

                         THE GENERAL CORPORATION LAW OF

                              THE STATE OF DELAWARE

                                    * * * * *

     IESI NJ Recycling Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST:    That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board of Directors, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

     RESOLVED, that the Certificate of Incorporation of IESI NJ Recycling Corporation be amended by deleting Article Seventh in its entirety and renumbering Articles subsequent to said Article Seventh accordingly, including corresponding cross-references.

     SECOND:   That in lieu of a meeting and vote of stockholders, the
stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     THIRD:    That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Certificate of Incorporation to be signed by the undersigned, who affirms and acknowledges, under penalties of perjury, that the execution hereof is the act and deed of the corporation, and that the facts stated herein are true, in accordance with the provisions of Sections 103 and 242 of the General Corporation Law of the State of Delaware, on June 14, 1999.

                                        By: /s/ Jeffrey J. Keenan
                                            ---------------------------
                                            Jeffrey J. Keenan
                                            Chairman

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